EXHIBIT 4

                     PENN ENGINEERING & MANUFACTURING CORP.

                         1999 EMPLOYEE STOCK OPTION PLAN

         1. Purpose. The purpose of the Penn Engineering & Manufacturing Corp. 1999 Employee Stock Option Plan (the "Plan") is to further the growth, development and financial success of Penn Engineering & Manufacturing Corp. (the "Company") and the subsidiaries of the Company by providing additional incentives to employees of the Company and/or subsidiaries of the Company, which will enable them to participate directly in the growth of the value of the capital stock of the Company. The Company intends that the Plan will facilitate securing, retaining and motivating employees of high caliber and potential. To accomplish these purposes, the Plan provides a means whereby employees may receive stock options ("Options") to purchase the Company's non-voting Common Stock, par value $.01 par value (the "Common Stock"). Each employee who is granted or holds an Option under the Plan is referred to herein as an "Optionee."

         2. Administration.

                  (a) Composition of the Committee. The Plan shall be administered by a committee (the "Committee") of at least two directors appointed by the Company's Board of Directors. From time to time the Board of Directors may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, or remove all members of the Committee and thereafter directly administer the Plan. The current members of the Committee consist of the members of the Company's Compensation Committee.

                  (b) Authority of the Committee. The Committee shall have full and final authority, in its sole discretion, to interpret the provisions of the Plan and to decide all questions of fact arising in its application and to make all other determinations necessary or advisable for the administration of the Plan, absent contrary action by the Board of Directors. All decisions, determinations, and interpretations of the Committee shall be final and binding on all persons who are granted options under the Plan. The Committee shall make recommendations to the Board of Directors regarding the employees to whom Options should be granted and the type, amount, size, and terms of each such grant and the time when Options should be granted, which the Board of Directors shall approve or disapprove in its discretion. All decisions of the Board of Directors shall be final and binding on the Committee and all Optionees.

         3. Stock Subject to the Plan. Subject to Section 16 hereof, the shares that may be issued under the Plan shall not exceed in the aggregate 1,000,000 shares of Common Stock. Such shares may be authorized and unissued shares or shares issued and subsequently reacquired by the Company. Except as otherwise provided herein, any shares subject to an Option that for any reason expires or is terminated unexercised as to such shares shall again be available under the Plan.

         4. Eligibility To Receive Options. All employees of the Company and any participating subsidiary of the Company (as defined in Section 424 of the Internal Revenue Code of 1986 (the "Code") or any amendment or substitute thereto) regularly scheduled to work 40 or more hours per week and who have completed 60 days of employment shall be eligible to receive Options under the Plan. Directors of the Company who are not also officers or employees of the Company or any subsidiary of the Company shall not be eligible to participate in the Plan.

         5. Nonqualified Stock Options. Grants may be made at any time and from time to time by the Board of Directors in the form of Options to purchase shares of Common Stock. Options granted hereunder shall be Options that are not intended to qualify as incentive stock options within the meaning of Section 422 of the Code or any amendment or substitute thereto ("Nonqualified Stock Options").

         6. Option Agreements. Options for the purchase of Common Stock shall be evidenced by written agreements in such form not inconsistent with the Plan as the Committee shall approve from time to time. The Options granted to an employee hereunder may be evidenced by a single agreement or by multiple agreements, as determined by the Committee in its sole discretion. Each option agreement shall contain in substance the following terms and conditions:

                  (a) Type of Option. Each option agreement shall identify the Options represented thereby as Nonqualified Stock Options.

                  (b) Option Price. Each option agreement shall set forth the purchase price of the Common Stock purchasable upon the exercise of the Option evidenced thereby. The purchase price of the Common Stock shall be not less than 100% of the fair market value of such stock on the date the Option is granted as determined by the Committee, but in no event less than the par value of such stock. For this purpose, fair market value on any date shall mean the closing price of the Common Stock, as reported in The Wall Street Journal, or if not so reported, as otherwise reported by The New York Stock Exchange or such other exchange or system on which the Common Stock shall then be listed, or if not so reported, the fair market value shall be as determined by the Committee pursuant to Section 422 of the Code.

                  (c) Exercise Term. Each Option shall vest in four cumulative installments consisting of 25% of the shares of Common Stock subject to the Option commencing on the first, second, third, and fourth anniversaries of the grant date of the Option. The Board of Directors shall have the power to permit an acceleration of exercise terms upon such circumstances and subject to such terms and conditions as the Board of Directors deems appropriate. No Option may have an expiration date that is more than ten years from the date the Option is granted.

                  (d) Substitution of Options. Options may be granted under the Plan from time to time in substitution for stock options held by employees of other corporations who are about to become, and who do concurrently with the grant of such options become, employees of the Company or a subsidiary of the Company as a result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or the acquisition by the Company or a subsidiary of the Company of the assets of the employing corporation, or the acquisition by the Company or a subsid iary of the Company of stock of the employing corporation. The terms and conditions of the substitute options so granted may vary from the terms and conditions set forth in this Section 6 to such extent as the Board of Directors at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which Options are granted.

         7. Date of Grant. The date on which an Option shall be deemed to have been granted under the Plan shall be the date of the Board of Directors' authorization of the Option or such later date as may be determined by the Board of Directors at the time the Option is authorized. Notice of the determination shall be given to each Optionee to whom an Option is so granted within a reasonable time after the date of such grant.

         8. Exercise and Payment for Shares; Restriction on Transferability of Shares. Options may be exercised in whole or in part, from time to time, by giving written notice of exercise to the Treasurer of the Company, specifying the number of shares to be purchased. The purchase price of the shares with respect to which an Option is exercised shall be payable in full with the notice of exercise in cash, Common Stock at the fair market value thereof at the time of exercise, or a combina tion thereof, as the Board of Directors may determine from time to time and subject to such terms and conditions as may be prescribed by the Board of Directors for such purpose.

         9. Rights upon Termination of Employment. In the event that an Optionee ceases to be an employee of the Company or any subsidiary of the Company for any reason other than death, retirement, as hereinafter defined, or disability (within the meaning of Section 22(e)(3) of the Code or any amendment or substitute therefor), the Optionee shall have the right to exercise the Option during its term within a period of three months after such termination to the extent that the Option was exercisable at the time of termination, or within such other period, and subject to such terms and condi tions, as may be specified by the Board of Directors. In the event that an Optionee dies, retires, or becomes disabled prior to the expiration of his or her Option and without having fully exercised his or her Option, the Optionee or his or her successor shall have the right to exercise the Option during its term within a period of one year after termination of employment due to death, retirement, or dis ability to the extent of the full number of Options granted to the optionee at the time of the optionee's death, retirement or disability, or within such other period, and subject to such terms and conditions, as may be specified by the Board of Directors. As used in this Section 9, "retirement" means a termina tion of employment by reason of an optionee's retirement at or after the optionee's normal retirement date pursuant to and in accordance with his or her employer's regular retirement plan or personnel practices.

         10. General Restrictions. Each Option granted under the Plan shall be subject to the requirement that if at any time the Board of Directors shall determine that (i) the listing, registration, or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the recipient of an Option with respect to the disposition of shares of Common Stock is necessary or desirable as a condition of or in connection with the granting of such Option or the issuance or purchase of shares of Common Stock thereunder, such Option shall not be consummated in whole or in part unless such listing, registration, qualification, consent, approval, or agreement shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

         11. Rights of a Stockholder. The recipient of any Option under the Plan, unless otherwise provided by the Plan, shall have no rights as a stockholder in respect of any shares that may be purchased upon exercise of any Option or portion thereof unless and until certificates for shares of Common Stock are issued and delivered to such recipient.

         12. Right to Terminate Employment. Nothing contained in the Plan or in any option agree ment entered into pursuant to the Plan shall confer upon any Optionee the right to continue in the employment of the Company or any subsidiary of the Company or affect any right that the Company or any subsidiary of the Company may have to terminate the employment of such Optionee.

         13. Withholding. Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state, or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. If and to the extent authorized by the Board of Directors, in its sole discretion, an Optionee may make an election, by means of a form of election to be prescribed by the Board of Directors, to have shares of Common Stock that are acquired upon exercise of an Option withheld by the Company or to tender other shares of Common Stock or other securities of the Company owned by the Optionee to the Company at the time of exercise of an Option to pay the amount of tax that would otherwise be required by law to be withheld by the Company as a result of any exercise of an Option. Any such election shall be irrevocable and shall be subject to termination by the Board of Directors, in its sole discretion, at any time. Any securities so withheld or tendered will be valued by the Board of Directors at the fair market value thereof as of the date of exercise.

         14. Non-Assignability. No Option under the Plan shall be assignable or transferable by the recipient thereof except by will or by the laws of descent and distribution or by such other means as the Board of Directors may approve. During the life of the recipient, such Option shall be exercisable only by such person or by such person's guardian or legal representative.

         15. Non-Uniform Determinations. Determinations by the Board of Directors and the Committee, as the case may be, under the Plan (including without limitation recommendations and determinations of the persons to receive Options, the form, amount and timing of such grants, the terms and provisions of Options, and the agreements evidencing same) need not be uniform and may be made selectively among persons who receive, or are eligible to receive, grants of Options under the Plan whether or not such persons are similarly situated.

         16. Adjustments.

                  (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option and the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have become available again upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination, or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board of Directors, whose determination in that respect shall be final, binding, and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

                  (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, all outstanding Options will terminate immediately prior to the consumma tion of such proposed action, unless otherwise provided by the Board of Directors. The Board of Directors may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board of Directors and give each Optionee the right to exercise his or her Option as to all or any part of the shares of Common Stock covered by the Option, including shares as to which the Option would not otherwise be exercisable.

                  (c) Sale or Merger. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Board of Directors, in the exercise of its sole discretion, may take such action as it deems desirable, including, but not limited to: (i) causing an Option to be assumed or an equivalent option to be substituted by such successor corporation or a parent or subsidiary of such successor corporation, (ii) providing that each Optionee shall have the right to exercise his or her Option as to all of the shares of Common Stock covered by the Option, including shares as to which the Option would not otherwise be exercisable, or (iii) declare that an Option shall terminate at a date fixed by the Board of Directors provided that the Optionee is given notice and opportunity to exercise his or her Option prior to such date.

         17. Amendment. The Board of Directors, in its sole discretion, may terminate, modify, or amend the Plan at any time. The termination or any modification or amendment of the Plan shall not, without the consent of a participant, adversely affect his or her rights under an Option previously granted.

         18. Reservation of Shares. The Company, during the term of the Plan, will at all times reserve and keep available such number of shares as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder, shall relieve the Company of any liability for the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.

         19. Effect on Other Plans. Participation in the Plan shall not affect an employee's eligibility to participate in any other benefit or incentive plan of the Company or any subsidiary of the Company. Any Options granted pursuant to the Plan shall not be used in determining the benefits provided under any other plan of the Company or any subsidiary of the Company unless specifically provided.

         20. Duration of the Plan. The Plan shall remain in effect until all Options granted under the Plan have been satisfied by the issuance of shares, but no Option shall be granted after December 31, 2008.

         21. Forfeiture for Dishonesty. Notwithstanding anything to the contrary in the Plan, if the Board of Directors finds, by a majority vote, after full consideration of the facts presented on behalf of both the Company and any Optionee, that the Optionee has been engaged in fraud, embezzlement, theft, commission of a felony or dishonest conduct in the course of such Optionee's employment or retention by the Company or any subsidiary of the Company that damaged the Company or any subsidiary of the Company or that the Optionee has disclosed confidential information of the Company or any subsidiary of the Company, the Optionee shall forfeit all unexercised Options and all exercised Options under which the Company has not yet delivered the certificates. The decision of the Board of Directors in interpreting and applying the provisions of this Section 21 shall be final. No decision of the Board of Directors, however, shall affect the finality of the discharge or termination of such optionee by the Company or any subsidiary of the Company in any manner.

         22. No Prohibition on Corporate Action. No provision of the Plan shall be construed to prevent the Company or any officer or director thereof from taking any action deemed by the Company or such officer or director to be appropriate or in the Company's best interest, whether or not such action could have an adverse effect on the Plan or any Options granted hereunder, and no Optionee or Optionee's estate, personal representative, or beneficiary shall have any claim against the Company or any officer or director thereof as a result of the taking of such action.

         23. Indemnification. With respect to the administration of the Plan, the Company shall indemnify each present and future member of the Committee and the Board of Directors against, and each member of the Committee and the Board of Directors shall be entitled without further action on his or her part to indemnity from the Company for all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him or her in connection with or arising out of, any action, suit or proceeding in which he or she may be involved by reason of being or having been a member of the Committee or the Board of Directors, whether or not he or she continues to be such member at the time of incurring such expenses; provided, however, that such indemnity shall not include any expenses incurred by any such member of the Committee or the Board of Directors (i) in respect of matters as to which the member shall be finally adjudged in any such action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of the member's duty as such member of the Committee or the Board of Directors; or (ii) in respect of any matter in which any settlement is effected for an amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further that no right of indemnification under the provisions set forth herein shall be available to or enforceable by any such member of the Committee or the Board of Directors unless, within 60 days after institution of any such action, suit, or proceeding, the member shall have offered the Company in writing the opportunity to handle and defend the same at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors, and administrators of each such member of the Committee or the Board of Directors and shall be in addition to all other rights to which such member may be entitled as a matter of law, contract, or otherwise.

         24. Maximum Number Per Participant.

         Notwithstanding anything contained herein to the contrary, the aggregate number of shares of Common Stock subject to options that may be granted during any calendar year to any individual shall be limited to 100,000 shares of Common Stock. For purposes of this limitation, if an option is canceled, such canceled option shall continue to be counted during the calendar year of cancellation against the maximum shares for which options may be granted to an individual.

         25. Miscellaneous Provisions.

                  (a) Compliance with Plan Provisions. No Optionee or other person shall have any right with respect to the Plan, the Common Stock reserved for issuance under the Plan or in any Option until a written option agreement shall have been executed by the Company and the Optionee and all the terms, conditions, and provisions of the Plan and the Option applicable to such Optionee (and each person claiming under or through him) have been met.

                  (b) Approval of Counsel. In the discretion of the Committee, no shares of Common Stock, other securities or property of the Company or other forms of payment shall be issued hereunder with respect to any Option unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local, and foreign laws, securities exchange requirements, and other applicable requirements.

                  (c) Compliance with Rule 16b-3. To the extent that Rule 16b-3 under the Exchange Act applies to Options granted under the Plan, it is the intent of the Company that the Plan comply in all respects with the requirements of Rule 16b-3, that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention and that if the Plan shall not so comply, whether on the date of adoption or by reason of any later amendment to or interpretation of Rule 16b-3, the provisions of the Plan shall be deemed to be automatically amended so as to bring them into full compliance with such rule.

                  (d) Effects of Acceptance of Option. By accepting any Option or other benefit under the Plan, each Optionee and each person claiming under or through an Optionee shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board of Directors, and/or the Committee or its delegates.